SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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BLUE RHINO CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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LOGO

BLUE RHINO CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 17, 2002

Dear Stockholder:

     You are cordially invited to attend the 2002 Annual Meeting of Stockholders (together with any adjournment thereof, the “Annual Meeting”) of Blue Rhino Corporation (the “Company”), which will be held on Tuesday, December 17, 2002 at the Bermuda Run Country Club, 324 Bermuda Run Drive, Bermuda Run, North Carolina, at 10:30 a.m.

     At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

1.	Election of three Class B Directors to hold office until the Annual Meeting of Stockholders for the fiscal year ending July 31, 2005;

2.	Authorization of amendment to the Company’s 1998 Stock Incentive Plan to increase the number of shares of Common Stock reserved and available for distribution from 3,200,000 to 4,700,000;

3.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent accountants for the fiscal year ending July 31, 2003; and

4.	Any other business that may properly come before the Annual Meeting.

     Only stockholders of record at the close of business on the record date of November 8, 2002 are entitled to vote their shares at the Annual Meeting. A list of stockholders entitled to vote will be available for inspection during regular business hours at the executive offices of the Company at 104 Cambridge Plaza Drive, Winston-Salem, North Carolina 27104 for 10 days prior to the Annual Meeting.

     Your vote is important. A proxy card is enclosed for the convenience of those stockholders who do not plan to attend the Annual Meeting in person but desire to have their shares voted. If you do not plan to attend the Annual Meeting, please complete and return the proxy card in the envelope provided for that purpose. If you return your card and later decide to attend the Annual Meeting in person or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted.

By Order of the Board of Directors

/s/ Billy D. Prim

Billy D. Prim Chairman of the Board and Chief Executive Officer

Winston-Salem, North Carolina
November 22, 2002

BLUE RHINO CORPORATION
104 Cambridge Plaza Drive
Winston-Salem, North Carolina 27104

PROXY STATEMENT FOR
2002 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 17, 2002

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Blue Rhino Corporation (the “Company” or “Blue Rhino”) for use at the Company’s Annual Meeting of Stockholders for the fiscal year ended July 31, 2002, and any adjournment thereof (the “Annual Meeting”), to be held on December 17, 2002 at the Bermuda Run Country Club, 324 Bermuda Run Drive, Bermuda Run, North Carolina, at 10:30 a.m. This proxy statement and the accompanying materials are being mailed to the Company’s stockholders beginning on or about November 22, 2002.

GENERAL

Capital Stock

     The Company’s authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.001 per share (“Common Stock”), and 20,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”), of which 3,133,333 have been designated Series A Convertible Preferred Stock (“Series A Preferred Stock”). As of November 15, 2002, there were 14,506,065 shares of Common Stock outstanding and no shares of Preferred Stock outstanding.

Stockholders Entitled to Vote

     Only stockholders of record at the close of business on the record date of November 8, 2002 are entitled to vote their shares at the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote.

Voting

     Holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting will constitute a quorum to conduct business. Assuming the existence of a quorum at the Annual Meeting, the vote required to approve each proposal is set forth below:

•	Proposal 1, “Election of Directors”	a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting

•	Proposals 2 and 3 and any other matter to come before the Annual Meeting	the affirmative vote of holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting

Abstentions and non-votes by banks, brokerage houses, custodians, nominees and other fiduciaries (“broker non-votes”) will be counted for the purpose of determining whether a quorum is present, but broker non-votes will not be included for purposes of determining whether stockholder approval of a matter has been obtained. Because abstentions with respect to any matter are treated as shares present in person or represented by proxy and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions will have the same effect as negative votes for Proposals 2 and 3 in this proxy statement.

Proxies

     If a stockholder properly signs and returns the accompanying proxy card, the shares represented by the proxy will be voted as the stockholder directs. IF THE PROXY CARD IS PROPERLY SIGNED AND RETURNED BUT NO INSTRUCTIONS ARE GIVEN BY THE STOCKHOLDER, THE SHARES WILL BE VOTED BY THE PROXIES NAMED HEREIN FOR THE ELECTION OF THE CLASS B DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 and 3.

     A stockholder may revoke a proxy at any time before it is voted by filing a signed notice of revocation with the Secretary of the Company or by returning a properly completed proxy card bearing a later date. In addition, a stockholder may revoke a proxy by attending the Annual Meeting and voting in person.

Solicitation of Proxies

     The Company intends to request that banks, brokerage houses, custodians, nominees and other fiduciaries forward copies of these proxy materials to those persons for whom they hold shares. In addition to solicitation by mail, certain officers, employees and agents of the Company may solicit proxies in person or by telephone or email. They will not receive any specific compensation for such services. The Company will bear the cost of preparing, assembling, mailing and soliciting proxies and other miscellaneous expenses related thereto.

PROPOSAL 1

ELECTION OF DIRECTORS

     The Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Charter”), provides that the Board of Directors of the Company shall consist of not less than three members nor more than nine members, and the Board has set the number of members at nine. The nine directors are divided into Class A, Class B and Class C, with each class comprised of three directors to serve a three-year staggered term. There is currently a vacancy in the Class A Directors that the Board intends to fill pursuant to the Company’s Charter and bylaws following identification of a qualified nominee. Three Class B Directors will be elected at the Annual Meeting, each of whom to serve until the Annual Meeting of Stockholders for the fiscal year ending July 31, 2005 and his successor is elected and qualified, or until his earlier resignation or removal.

     Each nominee has consented to being named in this proxy statement and to serve if elected. If any nominee should become unable to serve as a director prior to the Annual Meeting, the proxyholder will vote for the election of a substitute nominee recommended by the Board of Directors in place of that nominee or for a number of nominees reduced by the number unable to serve (subject to the Charter requirement that each class be as nearly equal in number as possible). Proxies may not be voted for a greater number of persons than the number of nominees named in the proxy statement. The Board of Directors of the Company unanimously recommends that the stockholders vote FOR the election of Messrs. Brenner, Lunn and Muehlstein. Properly signed and returned proxies will be voted FOR Messrs. Brenner, Lunn and Muehlstein unless instructions are given to the contrary.

Information Concerning Nominees for Election

     Certain information as to each of the three nominees for election as a Class B Director is set forth below. The information appearing below, as well as certain information regarding beneficial ownership of securities by such nominees contained in this proxy statement, has been furnished to the Company by the nominees.

Nominee	Age	Biographical Information

Richard A. Brenner	39	Mr. Brenner has served as a director since August 1998. Mr. Brenner has been the CEO of Amarr Garage Doors, a manufacturer and distributor of garage doors, since July 2002 and was its President from July 1993 until June 2002.

Robert J. Lunn	52	Mr. Lunn has served as a director since December 1999. Mr. Lunn is the founder, managing partner and chief investment officer of Lunn Partners LLC, a private investment banking firm established in 1996. Prior to establishing Lunn Partners, Mr. Lunn was a managing director, member of the operating committee and head of the financial services division at Lehman Brothers Holdings Inc.

John H. Muehlstein	47	Mr. Muehlstein has served as a director since September 1995. Since 1986, Mr. Muehlstein has been a partner of the law firm of Pedersen & Houpt, P.C. and is currently managing partner. Mr. Muehlstein also serves as a director of SpinCycle, Inc.

Information Concerning Continuing Directors

     Certain information as to each director who will continue in office is set forth below. The information appearing below, as well as certain information regarding beneficial ownership of securities by such directors contained in this proxy statement, has been furnished to the Company by the directors.

Continuing Class C Directors to Serve Until Annual Meeting for the Fiscal Year ending July 31, 2003

Director	Age	Biographical Information

Steven D. Devick	50	Mr. Devick has served as a director since May 1994. Mr. Devick is also the founder of DDE, Inc., a management services company, and has served as its chairman of the board and chief executive officer since 1998. Mr. Devick is a co-founder of Platinum Entertainment, Inc., a music company that produces, markets and distributes recorded music, and served as its chairman of the board and chief executive officer from January 1992 until June 2000.

Mark Castaneda	38	Mr. Castaneda has served as the Company’s Chief Financial Officer since November 1997, Secretary since February 1998 and as a director since September 1998. Prior to joining the Company, Mr. Castaneda served as the vice president of finance and the chief financial officer for All Star Gas Corporation from July 1995 until October 1997, as a director of planning and controller of Skelgas Propane, Inc. from May 1991 to July 1995, and as a certified public accountant with Deloitte & Touche LLP from November 1988 to July 1990.

David L. Warnock	44	Mr. Warnock has served as a director since September 2000. Mr. Warnock is a founding member and managing partner of Cahill Warnock & Company, LLC, a private investment management firm established in 1995. Prior to founding Cahill Warnock, Mr. Warnock spent 12 years at T. Rowe Price Associates in a variety of investment management positions. Mr. Warnock also serves as a director of Infocrossing, Inc., Environmental Safeguards, Inc., Concorde Career Colleges, Inc., Touchstone Applied Science Technologies, Inc. and English Language Learning & Instruction Systems.

Continuing Class A Directors to Serve Until Annual Meeting for the Fiscal Year ending July 31, 2005

Billy D. Prim	46	Mr. Prim co-founded Blue Rhino Corporation in March 1994 and has served as its Chief Executive Officer and Chairman since inception. Mr. Prim also served as President of Blue Rhino from January 1996 until September 2002. Mr. Prim also serves as a director of Southern Community Bank & Trust.

Andrew J. Filipowski	52	Mr. Filipowski co-founded Blue Rhino Corporation in March 1994 and has served as its Vice Chairman since May 1994. Mr. Filipowski is the founder and chairman of divine, inc., an internet-based solutions enterprise. Mr. Filipowski was a co-founder of Platinum Technology International, Inc. and served as its chairman of the board, president and chief executive officer from its formation in April 1987 until its sale to Computer Associates, Inc. in March 1999.

Messrs. Prim and Filipowski are brothers-in-law.

     Pursuant to an Amended and Restated Stockholders Agreement dated October 25, 2000, each holder of Series A Preferred Stock agreed to vote all voting securities of the Company over which such holder has voting control and to take all other action within such holder’s control to cause one designee of Camden Partners Strategic Fund II-A, L.P. (formerly known as Cahill, Warnock Strategic Partners Fund II A, L.P.) (for as long as Camden Partners Strategic Fund II-A, L.P. or its affiliate held a majority of the outstanding shares of Series A Preferred Stock) to be elected to the Board of Directors. David L. Warnock, the designee of Camden Partners Strategic Fund II-A, L.P., was elected as a Class C Director at the 2000 Annual Meeting of Stockholders to serve until the Annual Meeting of Stockholders for the fiscal year ending July 31, 2003 and his successor is elected and qualified, or until his earlier resignation or removal. Upon conversion of all of the remaining outstanding shares of Series A Preferred Stock in September 2002, the Amended and Restated Stockholders Agreement terminated in accordance with its terms.

Committees of the Board of Directors

     The Board of Directors has standing Executive, Compensation and Audit Committees. The Board does not currently have a nominating committee, and the Board performs the functions that such committee would otherwise perform. Stockholders may nominate candidates for election to the Board, provided that the nomination is submitted in accordance with applicable procedures. See “Stockholder Proposals,” below.

     The Executive Committee, consisting of Messrs. Brenner, Filipowski and Prim, makes recommendations to the Board of Directors concerning matters of strategic planning and operational management of the Company and has the power, subject to certain statutory limitations, to address matters on behalf of the Board of Directors which require attention between meetings of the Board of Directors. The Compensation Committee, consisting of Messrs. Brenner and Devick, establishes the salary and incentive compensation for the Company’s Chief Executive Officer and, based in part upon recommendations from the Chief Executive Officer, for each of the Company’s other executive officers and key employees. The Compensation Committee also administers the Company’s employee and director stock-based plans. The Audit Committee, consisting of Messrs. Brenner, Lunn, Warnock and Muehlstein, is responsible for oversight of the Company’s independent accountants, reviews the results and scope of the audit and other accounting-related services, and reviews and evaluates the Company’s internal control functions.

Meetings

     The Board of Directors held four meetings during fiscal 2002. The Executive Committee held one meeting, the Compensation Committee held two meetings, and the Audit Committee held three meetings during fiscal 2002. All members of the Board of Directors attended at least 75% of the aggregate of all of the meetings of the Board of Directors and of each committee on which such member served during fiscal 2002.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is comprised of four directors who are considered independent under currently applicable National Association of Securities Dealers rules. The Committee operates under a written charter adopted by the Board in May 2000 and attached as an exhibit to the proxy statement for the Company’s 2000 Annual Meeting of Stockholders.

     As noted above, the primary purpose of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities to the Board. The Audit Committee annually reviews and appoints the Company’s independent accountants. The Audit Committee’s appointment may be submitted to the Board for ratification and, in any event, is submitted to stockholders for ratification.

     Management is responsible for preparing the Company’s financial statements. The independent accountants are responsible for performing an independent audit of the Company’s audited financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

     In this context, the Committee has reviewed and discussed the audited financial statements with management and the independent accountants. The Committee also has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company’s independent accountants also provided to the Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence.

     Based on the above discussions and review with management and the independent accountants, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended July 31, 2002 for filing with the Commission.

     Respectfully submitted by the Audit Committee of the Board of Directors:

AUDIT COMMITTEE

Richard A. Brenner (Chairman)
David L. Warnock
Robert J. Lunn
John H. Muehlstein

DIRECTOR COMPENSATION

     In order to enhance its ability to attract, retain and motivate qualified non-employee directors, the Company adopted the Amended and Restated Stock Option Plan for Non-Employee Directors (the ''Director Option Plan”) effective May 18, 1998. The Company has reserved 400,000 shares of Common Stock for issuance under the Director Option Plan. The Company’s six non-employee directors are eligible to participate in the plan. Directors currently receive no cash compensation for their service on the Board of Directors or on Board committees. As amended, the Director Option Plan provides that each director will receive an option to purchase 12,000 shares of Common Stock on the first business day after each annual meeting of stockholders. For each meeting fewer than four that the director attends between the date the option is granted and the date of the next annual meeting of the stockholders, 3,000 of the shares of Common Stock subject to the option will be forfeited; provided, that, if a director fails to attend at least two Board meetings during such period, all of the shares of Common Stock subject to the option will be forfeited. The Director Option Plan provides that each non-employee director serving on the Executive Committee, Compensation Committee and/or Audit Committee will receive an option grant for 1,000 shares for each respective committee meeting attended.

     The exercise price for options granted under the plan is equal to the fair market value per share of the Common Stock on the grant date. These options vest ratably on each of the first three anniversaries of the grant date, and each option is exercisable for a period of 10 years from the grant date (unless terminated earlier due to termination of service). Options granted under the Director Option Plan are nonqualified and thus are not ''incentive stock options,’’ as that term is defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the ''Code’’). The Compensation Committee of the Board of Directors administers the Director Option Plan. In the event of a stock dividend, stock split, recapitalization or other similar event, the outstanding options and the number of shares reserved for issuance shall be automatically adjusted.

INFORMATION CONCERNING EXECUTIVE OFFICERS

     Certain information as to executive officers of the Company not identified above is set forth below. Executive officers are appointed by, and serve at the pleasure of, the Board. The information appearing below, as well as certain information regarding beneficial ownership of securities by such executive officers contained in this proxy statement, has been furnished to the Company by the executive officers.

Executive Officer	Age	Biographical Information

Timothy E. Scronce	37	Mr. Scronce has served as the Company’s President and Chief Operating Officer since October 2002. From February 2002 until October 2002, he served as the Company’s Executive Vice President and Chief Operating Officer, and from August 2001 until February 2002 he served as the Company’s Vice President. Prior to joining the Company, Mr. Scronce was employed by Diageo/GuinnessUDV, a manufacturer and distributor of beer, wine and spirits, as Vice President from April 1996 until August 2001.

Robert S. Travatello	39	Mr. Travatello has served as the Company’s Vice President and Chief Information Officer since January 2001. From October 1996 until October 1999, he served as the Company’s Director of Management Information Systems, and from October 1999 until January 2001, he served as the Company’s Senior Director of Management Information Systems.

Mac McQuilkin	55	Mr. McQuilkin has served as President and Chief Executive Officer of Uniflame Corporation, an import and design company and a wholly owned subsidiary of the Company, or its predecessor, Uniflame, Inc., since 1990.

EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid by the Company for the fiscal years ended July 31, 2002, 2001 and 2000 to the Company’s Chief Executive Officer and four other most highly compensated executive officers at the end of fiscal 2002 (collectively, the “Named Officers”).

Summary Compensation Table

						Long-Term
						Compensation

		Annual Compensation				Awards

				Other Annual Compensation		Shares Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	($)		Options (#)	Compensation ($)

Billy D. Prim	2002	$387,996	$99,804	—		173,000	$132,590	(2)
Chairman and Chief	2001	381,641	49,950	—		200,000	115,351	(2)
Executive Officer	2000	371,163	—	—		90,000	93,163	(2)

Timothy E. Scronce	2002	$175,846	$99,804	$90,412	(3)	100,000	$4,000	(4)
President and Chief	2001	—	—	—		—	—
Operating Officer	2000	—	—	—		—	—

Mark Castaneda	2002	$192,308	$99,804	—		110,000	$5,571	(4)
Secretary and Chief	2001	161,731	49,950	—		135,000	4,852	(4)
Financial Officer	2000	163,192	—	$77,459	(5)	70,000	2,900	(4)

Mac McQuilkin	2002	$254,904	$92,678	—		51,000	$2,487	(4)
President and Chief	2001	260,012	10,950	—		70,800	5,250	(4)
Executive Officer,	2000	10,012	—	—		—	—
Uniflame Corporation

Robert S. Travatello	2002	$112,582	$99,804	—		55,000	$4,626	(4)
Chief Information Officer	2001	105,721	543	—		20,000	2,114	(4)
	2000	88,859	—	—		3,000	1,840	(4)

(1)	Reflects incentive bonuses earned by the respective Named Officers in fiscal 2002 and 2001, respectively. See “Compensation Committee Report,” below.

(2)	Includes supplemental retirement amounts of $127,196, $110,043 and $90,000 for fiscal 2002, 2001 and 2000, respectively, accrued for Mr. Prim under his employment agreement with the Company, and Company contributions of $5,394, $5,308 and $3,163, respectively, under the Blue Rhino Corporation and Subsidiaries 401(k) Plan (the “401(k) plan”). See “Employment and Severance Agreements,” below.

(3)	Represents $55,000 for reimbursement of relocation expenses and $35,412 in tax reimbursements paid to Mr. Scronce in fiscal 2002.

(4)	Represents Company contributions under the 401(k) plan during fiscal 2002, 2001 and 2000, respectively.

(5)	Represents $50,000 for reimbursement of relocation expenses and $27,459 in tax reimbursements paid to Mr. Castaneda in fiscal 2000 for expenses incurred in 1997 and 1998 and previously deferred.

Option Grants

     The following table sets forth information regarding grants of stock options to the Named Officers pursuant to the 1998 Stock Incentive Plan during fiscal 2002.

Option Grants in Last Fiscal Year

						Potential Realizable
	Number of		% of			Value at Assumed
	Securities		Total Options			Annual Rates of Stock
	Underlying		Granted to	Exercise		Price Appreciation for
	Options		Employees in Fiscal	Price Per		Option Term (3)
Name	Granted (#)		Year	Share ($/Sh)	Expiration Date	5% ($)	10% ($)

Billy D. Prim	173,000	(1)	16.7880	5.75	12/19/11	625,593	1,585,375

Timothy E. Scronce	50,000	(1)	4.8520	5.75	12/19/11	180,807	458,201
	50,000	(2)	4.8520	4.09	8/15/11	128,609	325,920

Mark Castaneda	110,000	(1)	10.6744	5.75	12/19/11	397,776	1,008,042

Mac McQuilkin	51,000	(1)	4.9491	5.75	12/19/11	184,423	467,365

Robert S. Travatello	55,000	(1)	5.3372	5.75	12/19/11	198,888	504,021

(1)	These options reflect performance-based grants made under the Company’s 1998 Stock Incentive Plan in accordance with the Company’s Executive Incentive Plan. The options are nonqualified stock options, have a term of 10 years and an exercise price equal to the fair market value of the Common Stock on the date of grant, vest 100% on the third anniversary of the grant date, are exercisable upon vesting and may be transferable to certain family members and affiliated entities.

(2)	These options reflect service-based grants made under the Company’s 1998 Stock Incentive Plan. The options are nonqualified stock options, have a term of 10 years and an exercise price equal to the fair market value of the Common Stock on the date of grant, vest 20% on each anniversary of the grant date until fully vested (i.e., five years from the grant date), are exercisable upon vesting and may be transferable to certain family members and affiliated entities.

(3)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission (the “Commission”) and do not represent the Company’s estimate or projection of future Common Stock prices.

     The following table sets forth information with respect to unexercised stock options granted under the Company’s stock incentive plans as of the end of fiscal 2002.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values

			Number of
	Shares		Securities Underlying		Value of Unexercised
	Acquired on	Value	Unexercised Options		In-the-Money Options
Name	Exercise (#)	Realized ($)	Held at July 31, 2002 (#)		at July 31, 2002 ($)(1)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Billy D. Prim	—	—	212,181	415,000	140,181	387,000

Timothy E. Scronce	—	—	—	100,000	—	100,000

Mark Castaneda	—	—	106,639	277,718	62,561	260,000

Mac McQuilkin	—	—	41,660	121,800	41,600	121,800

Robert S. Travatello	—	—	12,112	74,300	5,956	72,800

(1)	Calculated by determining the difference between the market value of $11.40 per share for the Common Stock underlying the options at July 31, 2002 and the exercise prices of each Named Officer’s options.

Employment and Severance Agreements

     Mr. Prim is employed as the Company’s Chairman and Chief Executive Officer under an employment agreement with the Company. The agreement has a rolling five-year term beginning as of January 1, 1999. The agreement provides for a minimum base salary of $350,000 during the term of the agreement, with cost of living adjustments. In addition, the agreement provides that Mr. Prim is entitled to (i) receive bonuses at the discretion of the Board of Directors, (ii) participate in the Company’s Executive Incentive Plan, the Company’s 1998 Stock Incentive Plan, and any other bonus or incentive plans of the Company in which other senior executives of the Company are entitled to participate and (iii) receive split dollar life insurance benefits, club memberships and an automobile during the term. As of the date of this proxy statement, Mr. Prim has voluntarily delayed entering into the split-dollar life insurance arrangement contemplated by the agreement.

     Upon termination of Mr. Prim’s employment for any reason, he is entitled to receive his then current base salary through the last day of the calendar month in which the termination date occurs. In addition, upon (i) Mr. Prim’s termination of his employment with the Company because of “good reason,” as defined in the agreement, (ii) Mr. Prim’s election to terminate his employment relationship with the Company (or any successor) within 12 months of a “change in control,” as defined in the agreement, (iii) the exercise by the Company of the 90-day termination notice provision described in the agreement, or (iv) the Company’s termination of Mr. Prim’s employment with the Company as a result of his “disability,” as defined in the agreement, he (or his spouse in the event of his death) is entitled to receive his base salary, with annual cost of living adjustments, for five years following the termination date. In addition, for the 10 years following the five-year base salary period, Mr. Prim is entitled to receive an annual retirement benefit, payable in equal monthly installments, equal to 70% of the greater of (A) his highest annual compensation (including bonuses, income from the exercise of stock options and other fringe benefits) during the five calendar years immediately preceding termination or (B) his annual compensation for the calendar year in which termination occurs. Following these termination events, the Company is required to provide Mr. Prim and his dependents with health care coverage until the earlier of his death or the month in which the last retirement benefit payment is made.

     For two years following the termination of his employment, Mr. Prim is subject to a non-competition and non-solicitation agreement. Failure to comply with these provisions may result in cessation of any post-termination payments to or benefits for Mr. Prim.

     Mr. Mac McQuilkin is employed as the President and Chief Executive Officer of Uniflame Corporation (“Uniflame”), a wholly owned subsidiary of the Company, under an employment agreement with the Company. The agreement has a three-year term beginning as of April 1, 2000. The agreement provides for a minimum base salary of $30,000 per year during the term of the agreement, with cost of living adjustments. In addition, the agreement provides that Mr. McQuilkin is entitled (i) to receive incentive bonuses at the discretion of the Board of Directors and (ii) to participate, on the same terms as other non-union, executive employees of the Company, in any medical, dental or other health plan, 401(k) plan, stock option plan, employee stock purchase plan and/or life insurance plan that the Company may adopt or maintain for such employees.

     Upon termination of Mr. McQuilkin’s employment for cause, as defined in the agreement, Mr. McQuilkin is entitled to receive his base salary accrued and unpaid through the date of his termination. Upon termination of Mr. McQuilkin’s employment without cause, Mr. McQuilkin is entitled to continue to receive his base salary for one year following the date of his termination. For one year following the termination of his employment, Mr. McQuilkin is subject to a non-competition and non-solicitation agreement. Failure to comply with these provisions may result in the imposition of legal and equitable remedies against Mr. McQuilkin. In addition, Mr. McQuilkin is subject to certain confidentiality provisions described in the agreement for one year following the date of his termination.

Compensation Committee Report on Executive Compensation

     The Compensation Committee is responsible for the development of the Company’s executive compensation policies and the administration of those policies. The Compensation Committee evaluates the performance of management and establishes the salary and incentive compensation for the Company’s Chief Executive Officer and, based on recommendations from the Chief Executive Officer, for each of the Company’s other executive officers and key employees. In establishing the compensation of individual executive officers for fiscal 2002, the Compensation Committee considered published compensation surveys, the amount of compensation paid to executive officers at comparable companies in the consumer product and propane industries, market conditions, the recommendations of management and the attainment of certain performance goals.

Executive Compensation Policy

     The Company’s general compensation policy is that total compensation should vary with the performance of the Company and the individual based on the attainment of certain service and financial and non-financial objectives. The Compensation Committee’s objectives include:

•	attracting and retaining talented executives and employees critical to the long-term success of the Company by offering compensation packages competitive with those provided by other publicly-held, high growth companies in the consumer product and propane industries;

•	aligning the interests of the Company’s management with the interests of the Company’s stockholders by developing compensation programs that link compensation directly to stockholder value; and

•	maintaining an appropriate balance between base salary and performance-based compensation, with a higher proportion of compensation being performance-based as an officer’s or key employee’s level of responsibility increases.

     The Company’s principal compensation components for executive officers are base salary, cash bonus opportunities and stock option incentives. During fiscal 2002, the compensation of the executive officers of the Company was comprised of base salary and cash bonus awards and performance-based stock options granted under the Company’s Executive Incentive Plan.

Base Salary

     The Company’s policy is to pay base salaries that are generally competitive with the median base salaries paid by comparable companies in the consumer product and propane industries. The Compensation Committee determines a base salary for each executive officer based upon individual performance, level of responsibility, experience and competitive factors. The Compensation Committee did not commission any formal surveys of executive officer compensation at comparable companies for purposes of fiscal 2002 compensation, but relied on published surveys for indications of salary trends generally and at growth companies in particular. The Compensation Committee used all of these factors in recommending base salary levels, but did not assign specific weight to any particular factor.

Incentive Plans

     The components of the Company’s incentive compensation program are its Executive Incentive Plan and 1998 Stock Incentive Plan. The Executive Incentive Plan, which was established in fiscal 2001, is designed as a “pay for performance” incentive plan intended to encourage senior management to strive for operational excellence and to increase stockholder value by providing for the award of cash bonuses and stock option grants (awarded under the 1998 Stock Incentive Plan) if specified performance criteria are met. The Compensation Committee has discretion to determine whether and to what degree awards have been earned and whether earned awards will be payable in cash and/or stock options. Stock options granted pursuant to the Executive Incentive Plan have an option price equal to fair market value at the time of grant and vest three years after grant (subject to forfeiture due to termination of service or employment).

     For fiscal 2002, payment of cash awards pursuant to the Executive Incentive Plan was contingent on the Company exceeding specified quarterly and annual Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) objectives, and these EBITDA performance objectives were met. As a result, the Compensation Committee awarded cash bonuses to certain executive officers, including certain of the Named Officers as described above in the Summary Compensation Table, and granted to certain executive officers options to purchase an aggregate of 661,000 shares of Common Stock.

     The grant of discretionary options under the Company’s 1998 Stock Incentive Plan serves as an additional method by which the Company seeks to motivate eligible participants to meet and surpass performance goals and to award participants for continued service to the Company. The 1998 Stock Incentive Plan is proposed to be amended. See “Proposal 2 — - Approval of Amendment to 1998 Stock Incentive Plan,” below. Stock options granted under the 1998 Stock Incentive Plan are intended to focus executive officers on managing the Company from the perspective of owners with an equity interest in the Company and to link their long-term compensation directly with increases in stockholder value. Discretionary options granted under the 1998 Stock Incentive Plan are generally based on attainment of service and performance objectives established by the Compensation Committee. The Company currently generally grants options to new employees after six months of employment based on their positions and levels of responsibility. These options generally vest 20% on each anniversary of the grant date and thus vest in full five years after the grant date (subject to forfeiture due to termination of employment or service). In addition, because the exercise price of options granted under the 1998 Stock Incentive Plan may not be less than the market value of the Common Stock on the grant date, recipients of option grants receive no compensation unless the price per share of Common Stock increases after the grant date. Based upon his position and level of responsibility within the Company, one of the Named Officers was granted a discretionary option to purchase 50,000 shares of Common Stock in fiscal 2002.

See “Option Grants,” above. Certain executive officers also have outstanding options granted under the Company’s 1994 Stock Incentive Plan, although the Company no longer grants options under that plan.

Other Employee Benefit Plans

     Employees of the Company who have been employed for six months or more are eligible to participate in the Company’s 401(k) plan beginning on the first day of the first fiscal quarter following the completion of six months of service. Subject to limitations imposed by the Code, participants in the 401(k) plan may contribute up to 15% of their total base compensation to the plan. The Company also matches an employee’s 401(k) contributions in the amount of $.50 of every $1.00 contributed up to 6% of an employee’s salary. The Company also maintains the Employee Stock Purchase Plan. The purpose of the plan is to provide eligible employees with an opportunity to purchase shares of the Common Stock through payroll deductions at a discount from market price equal to the lesser of 85% of the fair market value of the Common Stock on the offering commencement date or on the exercise date. Purchases are made quarterly under the plan. An aggregate of 300,000 shares is authorized for issuance under the Employee Stock Purchase Plan.

Compensation of Chief Executive Officer

     The Compensation Committee determines the compensation of Mr. Prim, the Company’s Chief Executive Officer, based on the same criteria applicable to the Company’s other executive officers and the terms of his employment agreement. See “Employment and Severance Agreements,” above. Mr. Prim’s salary for fiscal 2002 was $387,996, which represented a 1.7% increase over his fiscal year 2001 salary, as compared to a company-wide average salary increase of 7.1% over the same period. In establishing Mr. Prim’s salary for fiscal 2002, the Compensation Committee considered Mr. Prim’s leadership and his role in managing the overall growth of the Company, particularly revenue growth (which increased approximately 77% in fiscal 2001 compared to fiscal 2000). The Compensation Committee also considered Mr. Prim’s anticipated role in securing additional capital for the Company during fiscal 2002, during which time the Company raised approximately $10,875,000 through the issuance of Common Stock. Cash incentive awards granted to Mr. Prim under the Executive Incentive Plan for fiscal 2002 were based on attainment of the same performance targets applicable to other executive officer participants in the plan, and, like certain other Named Officers, he received a cash bonus of $99,804. In addition, Mr. Prim was granted options to purchase 173,000 shares of Common Stock in fiscal 2002 based on the same criteria applicable to other executive officer participants in the Company’s 1998 Stock Incentive Plan.

     During fiscal 2002, the Compensation Committee commissioned Hewitt & Associates to analyze compensation for chief executive officers of publicly-held companies in the consumer product and propane industries in order to assist in establishing Mr. Prim’s compensation for fiscal 2003. The Hewitt study indicated that Mr. Prim’s compensation was in the low range for chief executive officers of such companies. On August 29, 2002, the Compensation Committee approved an increase in Mr. Prim’s base salary for fiscal 2003 to $595,000, which is expected to result in his total compensation being in the mid range for chief executive officers of such companies.

Section 162(m)

     Under Section 162(m) of the Code, federal income tax deductions of publicly traded companies may be limited to the extent total compensation for certain executive officers exceeds $1,000,000 in any one year. Currently, none of the Company’s executive officers receives annual compensation in excess of $1,000,000. However, if an executive officer were to receive compensation in excess of $1,000,000, the Compensation Committee expects to structure such compensation to meet the requirements of Section 162(m) and preserve the Company’s federal income tax deduction to the extent practicable to do so.

     Respectfully submitted by the Compensation Committee of the Board of Directors:

COMPENSATION COMMITTEE

Steven D. Devick (Chairman)
Richard A. Brenner

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information concerning the Company’s equity compensation plans and related values at the end of the fiscal year ended July 31, 2002:

(c)
Number of
securities
	(a)		remaining available
	Number of		for future issuance
	securities to be	(b)	under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in column
Plan category	and rights	and rights	(a))

Equity compensation plans approved by security holders	3,297,304	$6.61	930,555 (1)
Equity compensation plans not approved by security holders	1,388,738	$3.89	—

Total	4,686,042	$5.80	930,555 (1)

(1)	Includes 160,090 shares of Common Stock reserved for issuance under the Company’s Employee Stock Purchase Plan.

     As of the end of the fiscal year ended July 31, 2002, the Company had in effect the following equity compensation arrangements adopted without stockholder approval:

     On June 15, 2001, the Company issued a warrant to purchase 1,372,071 shares of Common Stock, with an exercise price of $3.8685 per share (subject to adjustment for changes in the Company’s capital structure and for certain future issuances below the then-existing exercise price), to Allied Capital Corporation in connection with the issuance to the Company of a $15,000,000 subordinated debenture. The warrant is exercisable at the holder’s discretion in whole or in part until the later of June 15, 2011 or five years after payment of all amounts due under the debenture.

     On December 15, 2000, the Company issued to William Blair & Co. a warrant to purchase 16,667 shares of common stock at an exercise price of $6.00 per share as partial consideration for services provided by it in connection with an acquisition. The terms of the warrant provide that it is exercisable until September 6, 2005 and it was exercised in full in September 2002.

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Common Stock for the period May 19, 1998, the first date on which the Common Stock was publicly traded, through July 31, 2002, with (i) the cumulative total return of the Nasdaq Composite Index for The Nasdaq Stock Market for the same period and (ii) the cumulative total return of an index of peer group companies for the same period. The following emerging consumer product and consumer service companies comprised our peer group index in past proxy statements: Central Garden and Pet Company, Glacier Water Services, Inc., and NUCO2,

Inc. The graph assumes $100 was invested on May 19, 1998 in the Common Stock and in the stock represented by the two indexes, and that all dividends paid, if any, were reinvested. The stock price performance of the Company’s Common Stock reflected in the following graph is not necessarily indicative of future performance.

	5/19/1998	7/31/1998	7/31/1999	7/31/2000	7/31/2001	7/31/2002

Blue Rhino	100	123	74	63	33	87
3 Peer Companies	100	80	49	37	40	53
Nasdaq	100	101	143	204	110	72

BENEFICIAL OWNERSHIP OF DIRECTORS,
EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of November 8, 2002 by (i) each person known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director of the Company, (iii) each director nominee, (iv) each Named Officer and (v) all executive officers and directors as a group.

	Common Stock

	Amount and Nature
	of Beneficial	Percent
Name and Address	Ownership (1)	of Class

Andrew J. Filipowski (2) 508 Stonegate Lane Winston-Salem, NC 27104	2,067,077	14.0%

Billy D. Prim (3) 104 Cambridge Plaza Drive Winston-Salem, NC 27104	1,570,352	10.6%

Mac McQuilkin (4) 1817 North Kenosa Drive Zion, Illinois 60099	389,173	2.7%

Mark Castaneda (5) 104 Cambridge Plaza Drive Winston-Salem, NC 27104	156,703	1.1%

	Common Stock

	Amount and Nature
	of Beneficial	Percent
Name and Address	Ownership (1)	of Class

Richard A. Brenner (6) 464 Sheffield Drive Winston-Salem, NC 27104	45,636	*

Robert J. Lunn (7) One N. Franklin Street, Suite 750 Chicago, IL 60606	42,531	*

Steven D. Devick (8) 1901 Midwest Club Parkway Oak Brook, IL 60523	31,193	*

John H. Muehlstein (9) 161 North Clark Street, Suite 3100 Chicago, IL 60601	26,448	*

Timothy E. Scronce (10) 104 Cambridge Plaza Drive Winston-Salem, NC 27104	24,014	*

Robert S. Travatello (11) 104 Cambridge Plaza Drive Winston-Salem, NC 27104	22,616	*

David L. Warnock (12) 1 South Street Baltimore, MD 21202	6,667	*

Directors and executive officers as a group (11 individuals)	4,166,283	27.1%

Camden Partners Strategic II, LLC (formerly known as Cahill, Warnock Strategic Partners II, LLC) (13) 1 South Street Baltimore, MD 21202	1,611,148	11.1%

Allied Capital Corporation (14) 1919 Pennsylvania Avenue, N.W. Washington, DC 20006	1,372,071	8.6%

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Commission and is based upon filings made by such persons with the Commission and upon information provided to the Company. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of November 8, 2002 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and as provided pursuant to applicable community property laws, the stockholders named in the table have sole voting and investment power with respect to the shares set forth opposite each stockholder’s name.

(2)	Includes 1,254,413 shares of Common Stock held by Mr. Filipowski, 41,571 shares of Common Stock issuable upon the exercise of options held by Mr. Filipowski, 170,269 shares of Common Stock issuable upon the exercise of warrants issued in January 1998 and September 1999 held by Mr. Filipowski, 38,000 shares of Common Stock held by A.G.F. 1999 Declaration of Trust of which Mr. Filipowski serves as the trustee, 216,127 shares of Common Stock held by American Oil and Gas, Inc., of which Mr. Filipowski owns 44% of the issued and outstanding shares, 333,466 shares of Common Stock held by Platinum Venture Partners I, L.P. (“PVP”), the general partner of which is divine interVentures, Inc., of which Mr. Filipowski owns 22.5% of the shares and serves as a director, 1,890 shares of Common Stock held by Jennifer R. Filipowski, 1,890 shares of Common Stock held by Veronica Filipowski as trustee on behalf of the Alexandra Filipowski Trust, 1,890 shares of Common Stock held by Veronica Filipowski as trustee on behalf of the James Meadows Trust, and 7,561 shares of Common Stock held by Veronica Filipowski.

(3)	Includes 1,039,026 shares of Common Stock held by Mr. Prim, 47,457 shares issuable upon the exercise of a warrant issued in September 1999 held by Mr. Prim, 260,181 shares of Common Stock issuable upon the exercise of options held by Mr. Prim, 216,127 shares of Common Stock held by American Oil and Gas, Inc., of which Mr. Prim owns 56% of the issued and outstanding shares and has voting and investment control, and 7,561 shares of Common Stock held by Debbie W. Prim.

(4)	Includes 335,573 shares of Common Stock held by Mr. McQuilkin and 53,600 shares of Common Stock issuable upon the exercise of options held by Mr. McQuilkin.

(5)	Includes 16,233 shares of Common Stock held by Mr. Castaneda and 472 shares of Common Stock issuable upon the exercise of a warrant issued in September 1999 held by Mr. Castaneda, and 139,998 shares of Common Stock issuable upon the exercise of options held by Mr. Castaneda.

(6)	Includes 22,224 shares of Common Stock held by Mr. Brenner, 4,745 shares issuable upon the exercise of a warrant issued in September 1999 and 18,667 shares issuable upon the exercise of options held by Mr. Brenner.

(7)	Includes 20,000 shares of Common Stock and 11,864 shares issuable upon the exercise of a warrant issued in September 1999 held by Lunn Partners Small Cap Value Equity Fund, L.P., and 10,667 shares issuable upon the exercise of options held by Mr. Lunn. Lunn Partners is the general partner of Lunn Partners Small Cap Value Equity Fund, L.P., and Mr. Lunn is the managing partner of Lunn Partners.

(8)	Includes 4,745 shares of Common Stock issuable upon the exercise of a warrant issued in September 1999 held by Mr. Devick and 26,448 shares issuable upon the exercise of options held by Mr. Devick.

(9)	All such shares are issuable upon the exercise of options held by Mr. Muehlstein.

(10)	Includes 4,014 shares of Common Stock held by Mr. Scronce and 20,000 shares of Common Stock issuable upon the exercise of options held by Mr. Scronce.

(11)	Includes 5,904 shares of Common Stock held by Mr. Travatello and 16,712 shares of Common Stock issuable upon the exercise of options held by Mr. Travatello.

(12)	All such shares are issuable upon the exercise of options held by Mr. Warnock. Additionally, see footnote 13, below.

(13)	Includes 1,475,296 shares of Common Stock held by Camden Partners Strategic Fund II-A, L.P. and 87,518 shares of Common Stock held by Camden Partners Strategic Fund II-B, L.P., for which Camden Partners Strategic II, LLC serves as general partner. Also includes 48,334 shares of Common Stock held by Strategic Associates, L.P., which is an affiliate of Camden Partners Strategic II, LLC. David L. Warnock, a director of the Company, is a managing member of Camden Partners Strategic II, LLC and a general partner of Cahill, Warnock Strategic Partners, L.P. (which is the general partner of Strategic Associates, L.P.) and disclaims beneficial ownership of the shares held by Camden Partners Strategic Fund II-A, L.P., Camden Partners Strategic Fund II-B, L.P. and Strategic Associates, L.P.

(14)	All such shares are issuable upon the exercise of a warrant issued in June 2001.

CERTAIN TRANSACTIONS

     Since March 1994, the Company has leased its offices in Winston-Salem, North Carolina from Rhino Real Estate, L.L.C., an entity in which Mr. Filipowski and Mr. Prim own 50% and 50%, respectively. Pursuant to the terms of the lease, the Company pays annual rent of $333,264, plus its allocable share of all taxes, utilities and maintenance. The lease terminates on December 31, 2002 and includes an option to renew for an additional three-year term. The Company currently expects to renew the lease under terms substantially similar to the terms of the current lease.

     In April 2000, in conjunction with its acquisition of Uniflame, Inc., the Company assumed Uniflame’s lease of an office/warehouse facility located in Zion, Illinois from H & M Enterprises, L.L.C. Mr. McQuilkin, a Named Officer and the president of Uniflame Corporation, a wholly owned subsidiary of the Company, is a member of H & M Enterprises. Pursuant to the terms of the lease, the Company pays annual rent of approximately $308,000, plus its allocable share of all taxes, utilities and maintenance. The lease terminates on March 31, 2005.

     As permitted by the terms of the Charter, on September 24, 2002 the Company converted all of its outstanding shares of Series A Preferred Stock into Common Stock and satisfied the accrued dividends on the Series A Preferred Stock, which became payable upon conversion, by issuing additional shares of Common Stock. Of such shares of Series A Preferred Stock, 8,333 and 41,667 shares held by Mr. Prim and Mr. Filipowski, respectively, were converted into 8,333 and 41,667 shares of Common Stock, and 617 and 3,087 shares of Common Stock were issued to Mr. Prim and Mr. Filipowski, respectively, in satisfaction of accrued dividends on the Series A Preferred Stock.

     Mr. Muehlstein, a director of the Company, is also a principal in the law firm of Pedersen & Houpt, P.C. During fiscal 2002, the Company paid $67,956 in fees to Pederson & Houpt for legal services provided to the Company.

     The Company has agreed in principle on financial terms pursuant to which it would acquire certain of its key distributors. Among the distributors that the Company would acquire include those owned by an entity whose obligations to its primary bank have been unconditionally guaranteed and secured by Mr. Prim and Mr. Filipowski in a principal amount of up to $3,500,000. The obligations to the bank would be satisfied in full concurrently with the closing of the acquisition.

     The Company believes that the foregoing transactions or proposed transactions were or will be completed on terms as favorable to the Company as could have been obtained from unaffiliated third parties. The Company has adopted a policy that it will not enter into any material transaction in which a Company director, officer or stockholder has a direct or indirect financial interest unless the transaction is approved by a majority of the Company’s disinterested directors or by the Company’s stockholders.

PROPOSAL 2

APPROVAL OF AMENDMENT TO 1998 STOCK INCENTIVE PLAN

     The Board of Directors, subject to approval of the Company’s stockholders, has approved an amendment to the 1998 Stock Incentive Plan to increase the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the plan by 1,500,000 shares (subject to adjustment in the event of stock splits or other similar events described below). If the amendment is approved, 4,700,000 shares of Common Stock will be reserved and available for distribution under the 1998 Stock Incentive Plan. Except as discussed herein, approval of this amendment will not alter or amend the other provisions of the plan.

     The discussion that follows summarizes the proposed amendment to the 1998 Stock Incentive Plan and describes the material terms of the current plan. The summary is subject, in all respects, to the terms of the plan. The Company will provide promptly, upon request and without a charge, a copy of the full text of the 1998 Stock Incentive Plan to each person to whom a copy of this proxy statement is delivered. Requests should be directed to: Mr. Mark Castaneda, Secretary, Blue Rhino Corporation, 104 Cambridge Plaza Drive, Winston-Salem, North Carolina 27104.

Description of the 1998 Stock Incentive Plan

     The purpose of the 1998 Stock Incentive Plan is to encourage key employees, officers, consultants and advisors of the Company to acquire a proprietary interest in the Company and to generate an increased incentive to contribute to the Company’s future success and prosperity. Currently, a maximum of 3,200,000 shares of Common Stock may be issued under the plan, although that number is proposed to be increased to 4,700,000 shares.

     The Compensation Committee of the Board of Directors (or such other committee as appointed by the Board of Directors) is the administrator for the 1998 Stock Incentive Plan and has the power to select officers, employees, consultants and advisors for participation in the plan (“participants”), determine the number of shares of Common Stock subject to each option grant and the terms of exercise for each option granted under the plan. The 1998 Stock Incentive Plan also provides that, to the extent required by Section 162(m) of the Code, no participant may be granted options for more than 300,000 shares during any 12-month period (subject to adjustments in the event of stock splits or other similar events). Approximately 130 employees and officers currently are eligible to participate in the 1998 Stock Incentive Plan. No options have been granted to consultants or advisors under the 1998 Stock Incentive Plan.

     All options granted under the 1998 Stock Incentive Plan are nonqualified stock options, and thus are not ''incentive stock options,’’ as that term is defined in Section 422(b) of the Code. Stock options granted under the 1998 Stock Incentive Plan entitle the participant to purchase shares of Common Stock from the Company at an exercise price not less than the fair market value of the Common Stock on the grant date. On November 15, 2002, the closing price of the Common Stock on the Nasdaq National Market was $16.019 per share. The exercise price may be paid in cash or such other form of payment as the Company may accept. If approved by the Compensation Committee, the exercise price may be paid with shares of Common Stock.

     The Compensation Committee is authorized to determine when options granted pursuant to the 1998 Stock Incentive Plan will vest and be exercisable, although options generally may not be exercisable less than one year or more than ten years after it is granted. The number of shares of Common Stock reserved for issuance under the plan and subject to option grants and other option terms will be adjusted in the event of stock dividends, stock splits, recapitalizations and other similar events. The Compensation Committee may, in its sole discretion, permit options to be transferred during the participant’s lifetime, subject to such conditions and limitations as the Compensation Committee deems reasonable and proper.

     In the event of a merger, consolidation, sale of all or substantially all of the assets of the Company, or liquidation of the Company, the Board of Directors (or the board of directors of a corporation assuming the obligations of the Company) may, in its discretion, take one or more of several actions under the 1998 Stock Incentive Plan with respect to outstanding options, including providing that all outstanding options will become exercisable in full or providing that all outstanding options will be assumed or substituted by the succeeding corporation on terms the Board of Directors determines to be appropriate.

     No awards may be made under the 1998 Stock Incentive Plan after 10 years following the date of the adoption of the plan, which was May 18, 1998. The Board of Directors may terminate the 1998 Stock Incentive Plan sooner without further action by the stockholders. The Board of Directors may also amend the 1998 Stock Incentive Plan, subject to certain restrictions.

Federal Income Tax Consequences

     The following summary briefly describes the principal federal income tax consequences of awards under the 1998 Stock Incentive Plan. The summary is not intended to cover all tax consequences that may apply to a participant or to the Company.

     As noted above, options granted under the 1998 Stock Incentive Plan are nonqualified options and thus are not intended to be “incentive stock options,” as that term is defined in Section 422(b) of the Code. Participants granted options under the 1998 Stock Incentive Plan will not be subject to federal income tax at the time of grant, and the Company will not be entitled to a tax deduction by reason of such grant. Upon exercise of an option, the difference between the exercise price and the fair market value of the stock on the date of exercise will be taxable as ordinary income to the participant in the year in which the exercise occurs. The Company will be entitled to a corresponding deduction, to the extent permitted under Section 162(m) of the Code, at the same time a participant recognizes income and in an amount equal to the amount of ordinary income recognized by the participant (provided the Company satisfies applicable federal income tax reporting requirements).

     The participant’s basis in the shares of Common Stock acquired upon exercise of an option will equal the option price plus the amount of income taxable at the time of exercise. Upon a subsequent sale of the shares of Common Stock by the participant, the participant will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).

     The 1998 Stock Incentive Plan is designed to meet the stockholder approval and other requirements of Code Section 162(m) so as to enable the Company to fully deduct compensation paid pursuant to the Plan to the extent possible to do so.

Proposed Amendment to the 1998 Stock Incentive Plan

     As noted above, the Board of Directors has approved an amendment to the 1998 Stock Incentive Plan, subject to stockholder approval, which would increase the number of shares available for issuance under the Plan by 1,500,000 shares to a total of 4,700,000 shares (subject to adjustment for stock splits and similar events as described above). Except as discussed herein, approval of this amendment will not alter or amend other provisions of the 1998 Stock Incentive Plan.

     Currently, the 1998 Stock Incentive Plan authorizes 3,200,000 shares of Common Stock for issuance upon the exercise of options granted under the plan. As of November 15, 2002, options to purchase 2,954,674 shares of Common Stock were outstanding under the 1998 Stock Incentive Plan. Because only 128,176 shares remain available for issuance under the 1998 Stock Incentive Plan, the Board of Directors believes the proposed increase in the number of shares of Common Stock available under the plan is necessary to enable the Company to continue to attract and retain qualified employees, officers, consultants and advisors in an increasingly competitive market and to continue to provide an incentive for excellent performance by participants.

     The amount of compensation that will be paid pursuant to the grant of options under the 1998 Stock Incentive Plan in the current fiscal year is not yet determinable due to vesting and other requirements. See “Executive Compensation — Option Grants in Last Fiscal Year,” above, for information regarding the grant of options under the 1998 Stock Incentive Plan to the Named Officers during fiscal 2002.

     The Board of Directors of the Company unanimously recommends a vote FOR the amendment to the 1998 Stock Incentive Plan to increase the authorized shares under the plan. Properly signed and returned proxies will be voted FOR the amendment to the 1998 Stock Incentive Plan unless a vote against this proposal or abstention is specifically indicated.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Audit Committee has appointed Ernst & Young LLP as the independent accountants of the Company for the fiscal year ending July 31, 2003, and the Board of Directors has ratified the Audit Committee’s appointment. Ernst & Young, independent certified public accountants, has reviewed the financial statements of the Company since the fiscal quarter ended January 31, 1999 and audited the Company’s financial statements for the fiscal years ended July 31, 2002, 2001 and 2000. A representative of Ernst & Young is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she chooses to do so. The representative is also expected to be available to respond to appropriate questions from stockholders.

     Although stockholder ratification of the appointment is not required by law, the Company desires to solicit such ratification. If the appointment of Ernst & Young is not approved by a majority of the shares represented at the Annual Meeting, the Company will consider the appointment of other independent accountants for fiscal 2003.

     The Board of Directors of the Company unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as independent accountants for the fiscal year ending July 31, 2003. Properly signed and returned proxies will be voted FOR ratification of the appointment unless a vote against this proposal or abstention is specifically indicated.

FEES TO AUDITORS

     Audit Fees. The aggregate fees billed the Company during fiscal 2002 by Ernst & Young LLP in connection with the audit of the Company’s consolidated financial statements for its most recent fiscal year and for the review of the Company’s financial information included in its Annual Report on Form 10-K and its quarterly reports on Form 10-Q during fiscal 2002 were $129,000.

     All Other Fees. The aggregate fees billed the Company during fiscal 2002 by Ernst & Young LLP for all other fees during fiscal 2002 for other services was $379,483, including $295,000 for audit-related services and $84,483 for non-audit services. Audit-related services generally include fees related to business acquisitions, accounting consultations, audits of benefit plans and SEC registration statements.

     The Audit Committee has considered the compatibility of the non-audit services performed by and fees paid to Ernst & Young LLP in fiscal 2002 and determined that such services and fees were compatible with the independence of the auditors. During fiscal year 2002, Ernst & Young LLP did not utilize any leased personnel in connection with the audit or perform any financial information systems design and implementation services for the Company.

STOCKHOLDER PROPOSALS

     Under regulations of the Commission, any stockholder desiring to make a proposal to be acted upon at the 2003 annual meeting of stockholders must present the proposal to the Company at its principal office in Winston-Salem, North Carolina by July 22, 2003, for the proposal to be considered for inclusion in the Company’s proxy statement.

     Only business properly brought before an annual meeting may be subject to action at the meeting. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a stockholder (even if the proposal is not to be included in the Company’s proxy statement), the Company’s bylaws provide that the stockholder must give timely notice in writing to the Secretary of the Company at least 90 calendar days in advance of the anniversary date of the release of the Company’s proxy statement for the previous year’s annual meeting. As to each matter, the notice must contain (i) the name and address of the stockholder who intends to raise the matter; (ii) the business desired to be raised at the meeting and the reasons for considering such business; (iii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote with respect to the matter and that he intends to appear in person or by proxy at the meeting to raise the matter; (iv) the stockholder’s total beneficial ownership of the Company’s voting stock; and (v) the stockholder’s interest in the matter. If the stockholder intends to nominate an individual for election to the Board of Directors at an annual meeting, its notice must set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to allow any business that is not raised in accordance with these procedures to be considered at the meeting. A proxy may confer discretionary authority to vote on any matter at an annual meeting if the Company does not receive proper notice of the matter within the timeframe described above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s directors, officers and persons beneficially owning more than 10% of the Company’s outstanding Common Stock to file periodic reports of stock ownership and stock transactions with the Commission. Based solely on a review of copies of these reports furnished to the Company, the Company believes all of these reports were filled in a timely manner during or with respect to fiscal 2002, except that each of Richard Brenner and Steven Devick failed by one day to timely report on Form 5 the receipt of a grant of an option to purchase 12,000 shares of Common Stock pursuant to the Director Option Plan.

ADDITIONAL INFORMATION

     Upon written request by a stockholder of record on November 8, 2002, the Company will provide without charge an additional copy of its Annual Report on Form 10-K for the year ended July 31, 2002. Requests should be directed to Mark Castaneda, Secretary of the Company, at 104 Cambridge Plaza Drive, Winston-Salem, North Carolina 27104.

OTHER MATTERS

     As of the date of this proxy statement, the Board of Directors knows of no other business to come before the Annual Meeting for consideration by the Company’s stockholders. If any other business properly comes before the meeting, the persons named as proxies in the accompanying proxy card will vote the shares represented by the proxy in accordance with their best judgment.

By Order of the Board of Directors

/s/ Mark Castaneda

Mark Castaneda Secretary

Winston-Salem, North Carolina
November 22, 2002

APPENDIX A

Blue Rhino Corporation
1998 STOCK INCENTIVE PLAN

ARTICLE I
ESTABLISHMENT

     The Blue Rhino Corporation Stock Incentive Plan (“Plan”) is hereby established by Blue Rhino Corporation (“Company”). The purpose of the Plan is to encourage key employees, officers, consultants and advisors of the Company and its Affiliates to acquire a proprietary interest in the Company and to generate an increased incentive to contribute to the Company’s future success and prosperity.

ARTICLE II
DEFINITIONS

     For purposes of the Plan, the following terms are defined as set forth below:

     “Affiliate” means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company including, without limitation, any member of an affiliated group of which the Company is a common parent corporation as provided in Section 1504 of the Code.

     “Agreement” or “Option Agreement” means, individually or collectively, any agreement entered into pursuant to the Plan pursuant to which a Stock Option is granted to a Participant.

     “Board of Directors” or “Board” means the Board of Directors of the Company.

     “Cause” means, for purposes of whether and when a Participant has incurred a Termination for Cause, any act or omission which permits the Company to terminate the written agreement or arrangement between the Participant and the Company or an Affiliate for Cause as defined in such agreement or arrangement, or if there is no such agreement or arrangement or the agreement or arrangement does not define the term “cause”, then Cause means, unless otherwise defined in the Option Agreement with respect to the corresponding Stock Option, (a) any act or failure to act deemed to constitute cause under the Company’s established practices, policies or guidelines applicable to the Participant or (b) the Participant’s act or act of omission which constitutes gross misconduct with respect to the Company or an Affiliate in any material respect, including, without limitation, an act or act of omission of a criminal nature, the result of which is detrimental to the interests of the Company or an Affiliate, or conduct or the omission of conduct which constitutes a material breach of Participant’s duty of loyalty to the Company or an Affiliate.

     “Code” or “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, final Treasury Regulations thereunder and any subsequent Internal Revenue Code.

     “Commission” means the Securities and Exchange Commission or any successor agency.

     “Committee” means the Compensation Committee of the Board, or such other committee of the Board appointed by the Board of Directors to administer the Plan, as further described in the Plan.

     “Common Stock” means the shares of the Common Stock, $0.001 par value, of the Company whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter or the common stock of any successor to the Company which is designated for the purpose of the Plan.

     “Company” means Blue Rhino Corporation, a Delaware corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company are exchanged; and any assignee of or successor to substantially all of the assets of the Company.

     “Disability” means a mental or physical illness that entitles the Participant to receive benefits under the long term disability plan of the Company or an Affiliate, or if the Participant is not covered by such a plan or the Participant is not an employee of the Company or an Affiliate, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant’s duties for the Company or an Affiliate. Notwithstanding the foregoing, a Disability will not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered, or incurred, while participating in a criminal offense. The determination of Disability will be made by the Committee. The determination of Disability for purposes of this Plan will not be construed to be an admission of disability for any other purpose.

     “Effective Date” means May 18, 1998.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     “Fair Market Value” means the value determined on the basis of the good faith determination of the Committee, without regard to whether the Common Stock is restricted or represents a minority interest, pursuant to the applicable method described below:

     (a)  if the Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market (“NASDAQ”), the closing price of the Common Stock on the relevant date, as reported by the principal national exchange on which such shares are traded (in the case of an exchange) or by the NASDAQ, as the case may be;

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     (b)  if the Common Stock is not listed on a national securities exchange or quoted on the NASDAQ, but is actively traded in the over-the-counter market, the average of the closing bid and asked prices for the Common Stock on the relevant date, or the most recent preceding date for which such quotations are reported; and

     (c)  if, on the relevant date, the Common Stock is not publicly traded or reported as described in (a) or (b), the value determined in good faith by the Committee.

     “Grant Date” means the date that as of which a Stock Option is granted pursuant to the Plan.

     “Non-Employee Directors” has the meaning set forth in Rule 16b-3, or any successor definition adopted by the Commission, provided the person is also an “outside director” under Section 162(m) of the Code.

     “Non-Qualified Stock Option” means an Option to purchase Common Stock in the Company granted under the Plan other than an incentive stock option within the meaning of Section 422 of the Code.

     “Option Period” means the period during which the Option will be exercisable in accordance with the Option Agreement and Article VI.

     “Option Price” means the price at which the Common Stock may be purchased under an Option as provided in Section 6.3.

     “Participant” means a person who satisfies the eligibility conditions of Article V and to whom a Stock Option has been granted by the Committee under the Plan, and if a Representative is appointed for a Participant, then the term “Participant” means such appointed Representative, successor Representative, or spouse as the case may be. The term also includes a trust for the benefit of the Participant, the Participant’s parents, spouse or descendants, or a custodian under a uniform gifts to minors act or similar statute for the benefit of the Participant’s descendants, to the extent permitted by the Committee and not inconsistent with the Rule 16b-3.

     “Plan” means the Blue Rhino Corporation 1998 Stock Incentive Plan, as herein set forth and as may be amended from time to time.

     “Representative” means (a) the person or entity acting as the executor or administrator of a Participant’s estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant’s primary residence at the date of the Participant’s death; (b) the person or entity acting as the guardian or temporary guardian of a Participant; or (c) the person or entity which is the beneficiary of the Participant upon or following the Participant’s death.

     “Retirement” means the Participant’s Termination after attaining either the normal retirement age or the early retirement age as defined in the principal (as determined by the Committee) tax-qualified plan of the Company or an Affiliate, if the Participant is covered by such plan, and if the Participant is not covered by such a plan, then age 65, or age 55 with the accrual of 10 years of service.

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     “Rule 16b-3” means Rule 16b-3, as promulgated under the Exchange Act, as amended from time to time, or any successor thereto.

     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     “Stock Option” means a Non-Qualified Stock Option granted under this Plan.

     “Termination” means the occurrence of any act or event, whether pursuant to an employment agreement, consulting agreement, advisory agreement or otherwise, that actually or effectively causes or results in the person’s ceasing, for whatever reason, to be an officer, employee, consultant or advisor of the Company or of any Affiliate, or to be an officer, employee, consultant or advisor of any entity that provides services to the Company or an Affiliate, including, without limitation, death, Disability, dismissal, removal, resignation, severance at the election of the Participant, Retirement, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or its Affiliates of all businesses owned or operated by the Company or its Affiliates. With respect to any person who is not an employee of the Company or an Affiliate, the Option Agreement will establish what act or event will constitute a Termination for purposes of the Plan. A Termination will occur for an employee who is employed by an Affiliate if the Affiliate ceases to be an Affiliate and the Participant does not immediately thereafter become an employee of the Company or an Affiliate. A Participant who is an employee on the Grant Date will not be deemed to have incurred a Termination if, within thirty (30) days after such individual ceases to be an employee, he or she becomes a consultant or advisor to the Company. Similarly, a Participant who is a consultant or advisor on the Grant Date shall not be deemed to have incurred a Termination if, within thirty (30) days after such individual ceases to be a consultant or advisor, he or she becomes an employee of the Company.

     In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

ARTICLE III
ADMINISTRATION

     3.1 Committee Structure and Authority. The Plan will be administered by the Committee. After the Company has an effective registration statement under the Securities Act for the Common Stock, the Committee, except as provided herein, will be comprised of such number of Non-Employee Directors (and no other persons) as is required for application of Section 162(m) of the Code and Rule 16b-3. In the absence of appointment of the Committee or a successor committee of the Board, the entire Board of Directors will constitute the Committee. A majority of the Committee will constitute a quorum at any meeting thereof (including

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telephone conference) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, will be the acts of the Committee for purposes of this Plan. The Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. A member of the Committee will not exercise any discretion respecting himself or herself under the Plan. The Board will have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

     Among other things, the Committee will have the authority, subject to the terms of the Plan:

     (a)  to select those persons to whom Stock Options may be granted from time to time;

     (b)  to determine the number of shares of Common Stock to be covered by each Stock Option granted hereunder; provided, however, that the number of shares of Common Stock which can be awarded in any calendar year to any Participant shall not exceed twenty percent (20%) of the number of shares of Common Stock reserved and available for issuance under this Plan as of the Grant Date, and further provided that the Committee may limit the aggregate number of shares granted to consultants and advisors if required in order to make the registration statement described in Section 4.5 effective or cause the registration statement to remain effective;

     (c)  to determine the terms and conditions of any Stock Option granted hereunder (including, without limitation, the Option Price, the Option Period, any exercise restriction or limitation and any exercise acceleration, forfeiture or waiver regarding any Stock Option and the shares of Common Stock relating thereto); provided, however, that no Stock Option may be exercised earlier than one (1) year from the Grant Date;

     (d)  to adjust the terms and conditions, at any time or from time to time, of any Stock Option, subject to the limitations of Section 8.1;

     (e)  to determine to what extent and under what circumstances Common Stock and other amounts payable with respect to the exercise of a Stock Option will be deferred;

     (f)  to provide for the forms of Option Agreement to be utilized in connection with the Plan;

     (g)  to determine whether a Participant has a Disability or a Retirement;

     (h)  to determine what securities law requirements are applicable to the Plan, Stock Options, and the issuance of shares of Common Stock and to require of a Participant that appropriate action be taken with respect to such requirements;

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     (i)  to cancel, with the consent of the Participant or as otherwise provided in the Plan or an Option Agreement, outstanding Stock Options;

     (j)  to require as a condition of the exercise of a Stock Option or the issuance or transfer of a certificate of Common Stock, the withholding from a Participant of the amount of any federal, state or local taxes as may be necessary in order for the Company or any other employer to obtain a deduction or as may be otherwise required by law;

     (k)  to determine whether and with what effect a Participant has incurred a Termination;

     (l)  to determine the restrictions or limitations on the transfer of Common Stock;

     (m)  to determine under what circumstances a Stock Option may be transferred during the Participant’s lifetime and to impose restrictions on such transfers;

     (n)  to determine whether a Stock Option is to be adjusted, modified or purchased, or is to become fully exercisable, under the Plan or the terms of an Option Agreement;

     (o)  to determine the permissible methods of Stock Option exercise and payment, including cashless exercise arrangements;

     (p)  to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan and to amend or modify any Option Agreement accordingly; and

     (q)  to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties.

     The Committee will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it may, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Stock Option issued under the Plan (and any Option Agreement) and to otherwise supervise the administration of the Plan. The Committee’s policies and procedures may differ with respect to Stock Options granted at different times.

     Any determination made by the Committee pursuant to the provisions of the Plan will be made in its sole discretion, and in the case of any determination relating to a Stock Option, may be made at the time of the grant of the Stock Option or, unless in contravention of any express term of the Plan or an Option Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Participants. No determination will be subject to de novo review if challenged in court.

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ARTICLE IV
STOCK SUBJECT TO PLAN

     4.1 Number of Shares. Subject to the adjustment under Section 4.6, the total number of shares of Common Stock reserved and available for distribution pursuant to Stock Options under the Plan will be 300,000 shares of Common Stock authorized for issuance on the Effective Date. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     4.2 Release of Shares. If any shares of Common Stock that have been optioned cease to be subject to a Stock Option, if any shares of Common Stock that are subject to any Stock Option are forfeited or if any Stock Option otherwise terminates without issuance of shares of Common Stock being made to the Participant, such shares, in the discretion of the Committee, may again be available for distribution in connection with Stock Options under the Plan.

     4.3 Restrictions on Shares. Shares of Common Stock issued upon exercise of a Stock Option will be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in the Option Agreement. The Company will not be required to issue or deliver any certificates for shares of Common Stock, cash or other property prior to (i) the listing of such shares on any stock exchange (or other public market) on which the Common Stock may then be listed (or regularly traded), (ii) the completion of any registration or qualification of such shares under federal or state law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable, and (iii) the satisfaction of any applicable withholding obligation in order for the Company or an Affiliate to obtain a deduction with respect to the exercise of a Stock Option. The Company may cause any certificate for any share of Common Stock to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Common Stock as provided in this Plan or as the Committee may otherwise require. The Committee may require any person exercising a Stock Option to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares of Common Stock in compliance with applicable law or otherwise. Fractional shares will not be delivered, but will be rounded to the next lower whole number of shares.

     4.4 Stockholder Rights. No person will have any rights of a stockholder as to shares of Common Stock subject to a Stock Option until, after proper exercise of the Stock Option or other action required, such shares have been recorded on the Company’s official stockholder records as having been issued or transferred. Upon exercise of the Stock Option or any portion thereof, the Company will have thirty (30) days in which to issue the shares, and the Participant will not be treated as a stockholder for any purpose whatsoever prior to such issuance. No adjustment will be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued or transferred in the Company’s official stockholder records, except as provided herein or in an Option Agreement.

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     4.5 Registration of Common Stock Under This Plan. The Company will register under the Securities Act the Common Stock delivered or deliverable pursuant to Stock Options on Commission Form S-8 if and when available to the Company for this purpose (or any successor or alternate form that is substantially similar to that form to the extent available to effect such registration), in accordance with the rules and regulations, and any amendments to such rules and regulations, governing such forms, as soon as the Committee, in its sole discretion, deems such registration appropriate. The Company will use its best efforts to cause the registration statement to become effective and will file such supplements and amendments to the registration statement as may be necessary to keep the registration statement in effect until the earliest of (a) one year following the expiration of the Option Period of the last Option outstanding, (b) the date the Company is no longer a reporting company under the Exchange Act and (c) the date all Participants have disposed of all shares delivered pursuant to any Stock Option.

     4.6 Anti-Dilution. In the event of any Company stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction or event involving the Company and having an effect similar to any of the foregoing, then the Committee will adjust or substitute, as the case may be, the number of shares of Common Stock available for Stock Options under the Plan, the number of shares of Common Stock covered by outstanding Stock Options, the exercise price per share of outstanding Stock Options, and any other characteristics or terms of the Stock Options as the Committee deems necessary or appropriate to reflect equitably the effects of such changes to the Participants; provided, however, that any fractional shares resulting from such adjustment will be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional share as will reasonably be determined by the Committee.

     In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity (the “Acquisition”), or in the event of a liquidation of the Company, the Board or the board of directors of any corporation assuming the obligations of the Company may, in its discretion, take any one or more of the following actions as to outstanding Stock Options: (i) provide that such Stock Options shall be assumed, or substantially equivalent Stock Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) on such terms as the Board determines to be appropriate, (ii) upon written notice to Participants, provide that all unexercised vested Stock Options will terminate immediately prior to the consummation of such transaction unless exercised by the Participant within a specified period following the date of such notice, (iii) in the event of an Acquisition under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Acquisition (the “Acquisition Price”), make or provide for a cash payment to Participants equal to the difference between (A) the Acquisition Price times the number of shares of Common Stock subject to

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outstanding Stock Options (to the extent then exercisable at prices not in excess of the Acquisition Price) and (B) the aggregate exercise price of all such outstanding Stock Options in exchange for the termination of such Stock Options, and (iv) provide that all or any outstanding Stock Options shall become exercisable or realizable in full prior to the effective date of such Acquisition.

ARTICLE V
ELIGIBILITY

     5.1 Eligibility. Except as herein provided, the persons who will be eligible to participate in the Plan and be granted Stock Options will be those persons who are officers, employees, consultants or advisors of the Company or any Affiliate, who are in a position, in the opinion of the Committee, to make contributions to the growth, management, protection and success of the Company and its Affiliates. Distributors of the Company and directors of the Company and its affiliates who are not employees of the Company or its affiliates are not eligible to participate in this Plan. Notwithstanding the foregoing, a consultant or advisor shall not be eligible to receive a grant of Stock Options under this Plan with respect to providing services directly or indirectly which promote or maintain a market for the Company’s or any Affiliate’s securities. Of those persons described in the preceding sentence, the Committee may, from time to time, select persons to be granted Stock Options and determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Stock Option, the Committee may give consideration to the functions and responsibilities of the person’s contributions to the Company and its Affiliates, the value of the individual’s service to the Company and its Affiliates and such other factors deemed relevant by the Committee. The Committee may designate in writing any person who is not eligible to participate in the Plan if such person would otherwise be eligible to participate in the Plan.

ARTICLE VI
GRANT OF STOCK OPTIONS

     6.1 General. The Committee will have authority to grant Options under the Plan at any time or from time to time. Stock Options granted under this Plan shall be Non-Qualified Stock Options. An Option will entitle the Participant to receive shares of Common Stock upon exercise of such Option, subject to the Participant’s satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Option Agreement (the terms and provisions of which may differ from other Option Agreements) including without limitation, payment of the Option Price.

     6.2 Grant and Exercise. The grant of a Stock Option will occur as of the date the Committee determines. Each Option granted under this Plan will be evidenced by an Option Agreement, in a form approved by the Committee, which will embody the terms and conditions of such Option and which will be subject to the express terms and conditions set forth in the

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Plan. Such Option Agreement will become effective upon execution by the Participant. No Stock Options shall be granted under this Plan after the tenth anniversary of the Effective Date of this Plan.

     6.3 Terms and Conditions. Stock Options will be subject to such terms and conditions as will be determined by the Committee, including the following:

(a) Option Period. The Option Period of each Stock Option will be fixed by the Committee; provided that no Stock Option will be exercisable more than 10 years after the Grant Date.

(b) Option Price. The Option Price per share of the Common Stock purchasable under an Option will not be less than the Fair Market Value per share on the Grant Date.

(c) Exercisability. Stock Options will vest and be exercisable at such time or times and subject to such terms and conditions as will be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

(d) Method of Exercise. Subject to the provisions of this Article VI, a Participant may exercise vested Stock Options, in whole or in part, at any time during the Option Period by the Participant’s giving written notice of exercise on a form provided by the Committee (if available) to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased. Such notice will be accompanied by payment in full of the purchase price by cash or check or such other form of payment as the Company may accept. If approved by the Committee, payment in full or in part may also be made (i) by delivering Common Stock already owned by the Participant having a total Fair Market Value on the date of such delivery equal to the Option Price; (ii) by authorizing the Company to retain shares of Common Stock which would otherwise be issuable upon exercise of the Option having a total Fair Market Value on the date of delivery equal to the Option Price; (iii) by the delivery of cash by a broker-dealer to whom the Participant has submitted a notice of exercise (in accordance with Part 220, Chapter II, Title 12 of the Code of Federal Regulations, so-called “cashless” exercise); or (iv) by any combination of the foregoing. No shares of Common Stock will be issued until full payment therefor has been made.

(e) Transferability of Options. The Committee, in its sole discretion, may permit Stock Options to be transferred during the Participant’s lifetime, subject to such conditions and limitations as the Committee deems reasonable and proper, including transfers pursuant to a domestic relations order which would be a “qualified domestic relations order” as defined in Section 414(p) of the Code.

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     6.4 Termination by Reason of Death. Unless otherwise provided in an Option Agreement or determined by the Committee, if a Participant incurs a Termination due to death, any unexpired and unexercised Stock Option held by such Participant will thereafter be fully exercisable for a period of 90 days following the date of the appointment of a Representative (or such other period or no period as the Committee may specify) or until the expiration of the Option Period, whichever period is the shorter.

     6.5 Termination by Reason of Disability. Unless otherwise provided in an Option Agreement or determined by the Committee, if a Participant incurs a Termination due to a Disability, any unexpired and unexercised Stock Option held by such Participant will thereafter be fully exercisable by the Participant for the period of ninety (90) days (or such other period or no period as the Committee may specify) immediately following the date of such Termination or until the expiration of the Option Period, whichever period is shorter, and the Participant’s death at any time following such Termination due to Disability will not affect the foregoing.

     6.6 Other Termination. Unless otherwise provided in an Option Agreement or determined by the Committee, if a Participant incurs a Termination due to Retirement, or the Termination is involuntary on the part of the Participant (but is not due to death or Disability or with Cause), any Stock Option held by such Participant will thereupon terminate, except that such Stock Option, to the extent then exercisable, may be exercised for the lesser of (a) the 90-day period commencing with the date of such Termination, or (b) until the expiration of the Option Period. If the Participant incurs a Termination which is either (a) voluntary on the part of the Participant (and is not due to Retirement) or (b) with Cause, the Option will terminate immediately. The death or Disability of a Participant after a Termination otherwise provided herein will not extend the time permitted to exercise an Option.

     6.7 Cashing Out of Option. Unless otherwise provided in the Option Agreement, on receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of any Stock Option to be exercised by paying the Participant an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock that is subject to the Option over the Option Price times the number of shares of Common Stock subject to the Option on the effective date of such cash out.

ARTICLE VII
PROVISIONS APPLICABLE TO STOCK ACQUIRED UNDER THE PLAN

     7.1 Transfer of Shares. Subject to the restriction in any Option Agreement or any other transfer restriction contained in any agreement between a Participant and the Company, a Participant may at any time make a transfer of shares of Common Stock received pursuant to the exercise of a Stock Option. Any transfer of shares received pursuant to the exercise of a Stock Option will not be permitted or valid unless and until the transferee agrees to be bound by the provisions of the Plan, and any provision respecting Common Stock under the Option Agreement.

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     7.2 Limited Transfer During Offering. If there is an effective registration statement under the Securities Act pursuant to which shares of Common Stock are offered for sale in an underwritten offering, a Participant may not, during the period requested by the underwriters managing the registered public offering, effect any public sale or distribution of shares received directly or indirectly pursuant to an exercise of a Stock Option.

ARTICLE VIII
MISCELLANEOUS

     8.1 Amendments and Termination. The Board may amend, alter, or discontinue the Plan at any time, but no amendment, alteration or discontinuation may be made which would impair the rights of a Participant under a Stock Option theretofore granted without the Participant’s consent except such an amendment made to cause the Plan to qualify for an exemption provided by the Exchange Act, registration provisions of the Securities Act, or the rules promulgated thereunder. In addition, no such amendment may be made without the approval of the Company’s stockholders to the extent such approval is required by law or agreement.

     The Committee may amend the terms of any Stock Option theretofore granted, prospectively or retroactively, but no such amendment may impair the rights of any Participant without the Participant’s consent, except such an amendment made to cause the Plan or Stock Option to qualify for the exemption provided by Rule 16b-3. The Committee may also substitute new Stock Options for previously granted Stock Options, including previously granted Stock Options having higher Option Prices but no such substitution may be made which would impair the rights of the Participant under such Stock Options theretofore granted without the Participant’s consent.

     Subject to the above provisions, the Board will have authority to amend the Plan to take into account changes in law and tax, accounting and securities rules, as well as other developments, and to grant Stock Options which qualify for beneficial treatment under such rules without stockholder approval.

     8.2 General Provisions.

(a) Representation. The Committee may require each person purchasing or receiving shares pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

(b) No Additional Obligation. Nothing in the Plan will prevent the Company or an Affiliate from adopting other or additional compensation arrangements for its employees.

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(c) Withholding. No later than the date as of which an amount first becomes includable in the gross income of the Participant for income tax purposes with respect to any Stock Option, the Participant will pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such Stock Option or exercise thereof. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Stock Option that gives rise to the withholding requirement, provided that any applicable requirements under Section 16 of the Exchange Act are satisfied. The obligations of the Company under the Plan, will be conditional on such payment or arrangements, and the Company and its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

(d) Representation. The Committee will establish such procedures as it deems appropriate for a Participant to designate a Representative to whom any amounts payable in the event of the Participant’s death are to be paid.

(e) Controlling Law. The Plan and all Stock Options made and actions taken thereunder will be governed by and construed in accordance with the laws of the State of Delaware (other than its law respecting choice of law) except to the extent the General Corporation Law of the State of Delaware would be mandatorily applicable. The Plan will be construed to comply with all applicable law and to avoid liability to the Company, an Affiliate or a Participant, including, without limitation, liability under Section 16(b) of the Exchange Act.

(f) Offset. Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any shares of Common Stock, cash or other thing of value under this Plan or an Option Agreement to be transferred to the Participant, and no shares of Common Stock or other thing of value under this Plan or an Option Agreement will be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

     8.3 Rights with Respect to Continuance of Employment. Nothing in this Plan will be deemed to alter the relationship between the Company or an Affiliate and a Participant, or the contractual relationship between a Participant and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing in this Plan will be construed to constitute a contract of employment or engagement between the Company or an Affiliate and a Participant. The Company or an Affiliate and each of the Participants continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate will have no obligation to retain the Participant in its employ or service as a result of this Plan. There will be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to terminate the Participant’s employment or service engagement as it existed prior to the individual becoming a Participant in this Plan.

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     8.4 Stock Options in Substitution for Stock Options Granted by Other Corporations. Stock Options may be granted under the Plan from time to time in substitution for Stock Options held by employees, or service providers of other corporations who are about to become officers, employees, consultants or advisors of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing corporation, or the acquisition by the Company or Affiliate of the stock of the employing corporation, as the result of which it becomes an Affiliate. The terms and conditions of the Stock Options so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the Stock Options in substitution for which they are granted.

     8.5 Delay. If at the time a Participant incurs a Termination (other than due to Cause) or if at the time of a Change in Control, the Participant is subject to “short-swing” liability under Section 16 of the Exchange Act, any time period provided for under the Plan or an Option Agreement to the extent necessary to avoid the imposition of liability will be suspended and delayed during the period the Participant would be subject to such liability, but not more than six months and one day and not to exceed the Option Period as provided in the Option Agreement. The Company will have the right to suspend or delay any time period described in the Plan or an Option Agreement if the Committee determines that the action may constitute a violation of any law or result in liability under any law to the Company, an Affiliate or a stockholder of the Company until such time as the action required or permitted will not constitute a violation of law or result in liability to the Company, an Affiliate or a stockholder of the Company. The Committee will have the discretion to suspend the application of the provisions of the Plan required solely to comply with Rule 16b-3 if the Committee determines that Rule 16b-3 does not apply to the Plan.

     8.6 Headings. The headings in this Plan are for reference purposes only and will not affect the meaning or interpretation of this Plan.

     8.7 Severability. If any provision of this Plan is for any reason held to be invalid or unenforceable, such invalidity or unenforceability will not affect any other provision of this Plan, and this Plan will be construed as if such invalid or unenforceable provision were omitted.

     8.8 Successors and Assigns. This Plan will inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, will be binding upon the Participant’s heirs, legal representatives and successors.

Adopted by the Board of Directors on November 18, 1998.

Approved by the written consent of the Shareholders of the Company in April, 1998.

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2000 DECLARATION OF AMENDMENT TO
BLUE RHINO CORPORATION
1998 STOCK INCENTIVE PLAN

     THIS 2000 DECLARATION OF AMENDMENT, is made this 19th day of December, 2000, by BLUE RHINO CORPORATION (the “Corporation”), to the Corporation’s 1998 Stock Incentive Plan (the “1998 Plan”).

R E C I T A L S:

     WHEREAS, the Corporation has adopted, and the stockholders have approved, the 1998 Plan; and

     WHEREAS, pursuant to Section 8.1 of the 1998 Plan, the Board of Directors has authority to amend the 1998 Plan, subject to stockholder approval in certain circumstances; and

     WHEREAS, the Board of Directors of the Corporation has deemed it advisable to amend Section 4.1 of the 1998 Plan to increase the number of shares authorized for issuance under the 1998 Plan from 1,200,000 shares to 2,200,000 shares and to impose an annual participant award limitation in accordance with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), subject to the approval of the stockholders of the Corporation of such amendments; and

     WHEREAS, the Corporation desires to evidence such amendments by this Declaration of Amendment;

     NOW, THEREFORE, IT IS DECLARED that, effective as of December 19, 2000, the 1998 Plan shall be and hereby is amended as follows (subject to stockholder approval of such amendments):

     1.     Amendment to Section 4.1. Section 4.1 (“Number of Shares”) of the 1998 Plan is hereby amended by deleting the first sentence of Section 4.1 and inserting the following in lieu thereof:

“4.1 Number of Shares. Subject to the adjustment under Section 4.6, the total number of shares of Common Stock reserved and available for distribution pursuant to Stock Options under the Plan will be 2,200,000 shares of Common Stock.” In addition, to the extent required pursuant to Section 162(m) of the Code, no participant may be granted options for more than 300,000 shares of Common Stock (or the equivalent value thereof based on the fair market value of the Common Stock at the time of grant) during any 12-month period, subject to adjustment as provided in Section 4.6. ”

     2.     Amendment to Section 3.1(b) (“Committee Structure and Authority). Section 3.1(b) of the 1998 Plan is hereby amended by deleting the following, with the remainder of Section 3.1(b) to remain unchanged:

“provided, however, that the number of shares of Common Stock which can be awarded in any calendar year to any Participant shall not exceed twenty percent (20%) of the number of shares of Common Stock reserved and available for issuance under this Plan as of the Grant Date;”

     3.     Continued Effect. Except as set forth herein, the 1998 Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of Blue Rhino Corporation as of the day and year first above written.

BLUE RHINO CORPORATION

By:	/s/ Billy D. Prim

Billy D. Prim, President and Chief Executive Officer

ATTEST:

/s/ Mark Castaneda

Mark Castaneda, Secretary

[Corporate Seal]

2001 DECLARATION OF AMENDMENT TO
BLUE RHINO CORPORATION
1998 STOCK INCENTIVE PLAN

     THIS 2001 DECLARATION OF AMENDMENT, is made this 30th day of August, 2001, by BLUE RHINO CORPORATION (the “Corporation”), to the Corporation’s 1998 Stock Incentive Plan (the “1998 Plan”).

R E C I T A L S:

     WHEREAS, the Corporation has adopted, and the stockholders have approved, the 1998 Plan; and

     WHEREAS, pursuant to Section 8.1 of the 1998 Plan, the Board of Directors has authority to amend the 1998 Plan, subject to stockholder approval in certain circumstances; and

     WHEREAS, the Board of Directors of the Corporation has deemed it advisable to amend Section 4.1 of the 1998 Plan to increase the number of shares authorized for issuance under the 1998 Plan from 2,200,000 shares to 3,200,000 shares, subject to the approval of the stockholders of the Corporation of such amendments; and

     WHEREAS, the Corporation desires to evidence such amendments by this Declaration of Amendment;

     NOW, THEREFORE, IT IS DECLARED that, effective as of December 18, 2001, the 1998 Plan shall be and hereby is amended as follows (subject to stockholder approval of such amendment):

     1.     Amendment to Section 4.1. Section 4.1 (“Number of Shares”) of the 1998 Plan is hereby amended by deleting the first sentence of Section 4.1 and inserting the following in lieu thereof:

“4.1 Number of Shares. Subject to the adjustment under Section 4.6, the total number of shares of Common Stock reserved and available for distribution pursuant to Stock Options under the Plan will be 3,200,000 shares of Common Stock. In addition, to the extent required pursuant to Section 162(m) of the Code, no participant may be granted options for more than 300,000 shares of Common Stock (or the equivalent value thereof based on the fair market value of the Common Stock at the time of grant) during any 12-month period, subject to adjustment as provided in Section 4.6.”

     2. Continued Effect. Except as set forth herein, the 1998 Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of Blue Rhino Corporation as of the day and year first above written.

BLUE RHINO CORPORATION

By: /s/ Billy D. Prim

Billy D. Prim, President and Chief Executive Officer

ATTEST:

/s/ Mark Casteneda

Mark Castaneda, Secretary

[Corporate Seal]

2002 DECLARATION OF AMENDMENT TO
BLUE RHINO CORPORATION
1998 STOCK INCENTIVE PLAN

     THIS 2002 DECLARATION OF AMENDMENT is made this 8th day of November, 2002 by BLUE RHINO CORPORATION (the “Corporation”) to the Corporation’s 1998 Stock Incentive Plan, as amended (the “Plan”).

R E C I T A L S:

     WHEREAS, the Corporation has adopted, and the stockholders have approved, the Plan; and

     WHEREAS, pursuant to Section 8.1 of the Plan, the Board of Directors has authority to amend the Plan, subject to stockholder approval in certain circumstances; and

     WHEREAS, the Board of Directors of the Corporation has deemed it advisable to amend Section 4.1 of the Plan to increase the number of shares authorized for issuance under the Plan from 3,200,000 to 4,700,000 (as such number may be adjusted in accordance with the Plan), subject to the approval of the stockholders of the Corporation of such amendment; and

     WHEREAS, the Corporation desires to evidence such amendment by this Declaration of Amendment;

     NOW, THEREFORE, IT IS DECLARED that, effective as of December 17, 2002, the Plan shall be and hereby is amended as follows (subject to stockholder approval of such amendment):

     1.     Amendment to Section 4.1. Section 4.1 (“Number of Shares”) of the Plan is hereby amended by deleting only the first sentence of Section 4.1 and inserting the following in lieu thereof:

“4.1 Number of Shares. Subject to the adjustment under Section 4.6, the total number of shares of Common Stock reserved and available for distribution pursuant to Stock Options under the Plan will be 4,700,000.”

     2. Continued Effect. Except as set forth herein, the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of Blue Rhino Corporation as of the day and year first above written.

By:	/s/ Billy D. Prim

Billy D. Prim, Chief Executive Officer

ATTEST:

/s/ Mark Casteneda

Mark Castaneda, Secretary

[Corporate Seal]

PROXY
BLUE RHINO CORPORATION

104 Cambridge Plaza Drive
Winston-Salem, NC 27104

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned stockholder of Blue Rhino Corporation (the “Corporation”) hereby appoints Billy Prim and Mark Castaneda, or either of them, with full power to act alone, the true and lawful attorneys-in-fact (“Proxies”) of the undersigned, with full power of substitution and revocation, and hereby authorizes him or them to represent and to vote, as designated below, all the shares of Common Stock of the Corporation held on record by the undersigned on November 8, 2002, at the Annual Meeting of Stockholders to be held on December 17, 2002 or any adjournment thereof.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on reverse side.)

FOLD AND DETACH HERE

BLUE RHINO CORPORATION

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY [X].

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS:

1.	ELECTION OF DIRECTORS Nominees: Richard A. Brenner, Robert J. Lunn and John H. Muehlstein

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the following space.)

FOR all nominees listed (except as marked to the contrary above)	WITHHOLD authority to vote for all nominees
[ ]	[ ]

2.	PROPOSAL TO APPROVE THE AMENDMENT TO THE 1998 STOCK INCENTIVE PLAN:

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING JULY 31, 2003:

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

This Proxy, if properly signed and returned, will be voted as directed, but if no instructions are specified, this Proxy will be voted for the nominees for director named herein and for Proposals 2 and 3. If any other business is presented at the Annual Meeting, this Proxy will be voted by those named in this Proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Dated:____________________________________________________________________________________ , 2002
Signature____________________________________________________________________________________
Signature if held jointly__________________________________________________________________________

Please sign exactly as your name appears above. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.